UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2014

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2014 annual meeting of stockholders of Citrix Systems, Inc. (the “Company”), which was held on May 22, 2014 (the “2014 Annual Meeting”), the stockholders of the Company approved the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan allows the Company to continue to offer a competitive equity compensation program in order to secure and motivate talented and qualified employees necessary for our continued growth and success.

The material features of the 2014 Plan are:

•	The maximum number of shares of common stock reserved and available for issuance under the 2014 Plan is the sum of (i) 29,000,000 newly authorized shares, plus (ii) the number of shares of common stock underlying any awards granted under the Amended and Restated 2005 Equity Incentive Plan (the “2005 Plan”) that are forfeited, cancelled or otherwise terminated (other than by exercise) after the date of the 2014 Annual Meeting;

•	Grants of “full-value” awards are deemed for purposes of determining the number of shares available for future grants under the 2014 Plan as an award for 2.75 shares for each share of common stock subject to the award. Grants of stock options or stock appreciation rights are deemed to be an award of one share for each share of common stock subject to the award;

•	Shares tendered or held back for taxes will not be added back to the reserved pool under the 2014 Plan. Upon the exercise of a stock appreciation right, the full number of shares underlying the Award will be charged to the reserved pool. Additionally, shares that we reacquire on the open market or otherwise using cash proceeds of option exercises will not be added to the reserved pool;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance shares, dividend equivalent rights and cash-based awards is permitted;

•	Stock options and stock appreciation rights may not be granted below fair market value and will not be repriced in any manner without stockholder approval;

•	No reload grants are permitted;

•	Any material amendment to the 2014 Plan is subject to approval by our stockholders; and

•	The term of the 2014 Plan will expire on May 22, 2024.

The Company’s executive officers and directors are eligible to receive awards under the 2014 Plan, including stock options and restricted stock units, in accordance with the terms and conditions of the 2014 Plan. The 2014 Plan replaces the Company’s 2005 Plan, and no new awards will be granted under the 2005 Plan. A detailed summary of the Plan is set forth in the Company’s proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on April 11, 2014 (the “Proxy Statement”) under the caption “Proposal 2: Approval of the Citrix Systems, Inc. 2014 Equity Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the 2014 Plan and the foregoing description of the 2014 Plan are qualified in their entirety by reference to the full text of the 2014 Plan, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting, the Company’s stockholders approved the four proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Proxy Statement.

Proposal 1

To elect Robert D. Daleo, Murray J. Demo and Asiff S. Hirji as directors to each serve for a one-year term expiring at the Company’s annual meeting of stockholders in 2015 or until his successor has been duly elected and qualified or until his earlier resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert D. Daleo	139,779,643	697,096	310,303	11,569,955
Murray J. Demo	139,682,252	793,774	311,016	11,569,955
Asiff S. Hirji	139,551,586	924,976	310,480	11,569,955

Proposal 2

To approve the 2014 Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,543,306	19,901,258	342,478	11,569,955

Proposal 3

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,843,968	3,130,057	382,972	0

Proposal 4

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,058,449	3,860,370	868,223	11,569,955

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Citrix Systems, Inc. 2014 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: May 28, 2014	By:	/s/ David J. Henshall
		Name:	David J. Henshall
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Citrix Systems, Inc. 2014 Equity Incentive Plan

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